EXHIBIT 99

NEWS RELEASE
For Immediate Release
ATC Technology Corporation	For more information,
Announces Honda's Intention to
In-Source the Remanufacturing of Automatic Transmissions	Mary Ryan
630.663.8283
maryan@corpatc.com
•	ATC Withdraws Guidance for 2009

Downers Grove, Illinois, Friday, May 22, 2009 -- ATC Technology Corporation (ATC) (NASDAQ-GS: ATAC), today announced that late yesterday it received verbal indication from Honda of their intention to in-source the remanufacturing of automatic transmissions as early as year-end.

The remanufacturing of automatic transmissions for Honda accounted for approximately $52 million of ATC’s 2008 revenues (approximately 10% of Company revenues and 29% of Drivetrain segment revenues).

Todd R. Peters, President and CEO said “Of course we are very disappointed that we will no longer be remanufacturing automatic transmissions for Honda.  We understand that this decision is driven by Honda’s expectation of declining need for remanufactured transmissions as a result of the improved quality relating to their newest generation of transmissions.  Honda has been a valued customer since 2002 and we expect to provide other services to them in the future.”

“As a result of this development, we are withdrawing our guidance for 2009 until we can assess its impact on our operations, including the carrying value of our assets.”

ATC Technology Corporation is headquartered in Downers Grove, Illinois.  The Company provides comprehensive engineered solutions for logistics and refurbishment services to the consumer electronics industries and the light and medium/heavy-duty vehicle service parts markets.

___________________________________________________________________________________________________________________________________
Certain statements in this news release are “forward-looking statements” (as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934).  These forward-looking statements generally include all statements other than statements of historical fact, including statements that are predictive, that depend upon or refer to future events or conditions, or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “hopes,” and similar expressions. In addition, any statements concerning future financial performance or position (including future revenues, expenses, earnings, growth rates or margins), ongoing business strategies, budgets or prospects, and possible future actions are also forward-looking statements. The forward-looking statements contained in this news release are based on information available to our management as of the date of this news release, and reflect management’s judgments, beliefs and assumptions as of the date of this news release with respect to future events, the outcome of which is subject to risks and uncertainties that could have a significant impact on our business, operating results or financial condition in the future. Should one or more of these risks or uncertainties materialize, or should underlying information, judgments, beliefs or assumptions prove incorrect, actual results or outcomes could differ materially from those expressed or implied by the forward-looking statements in this news release. Some of these risks and uncertainties are described in our periodic filings with the Securities and Exchange Commission.  We disclaim any intention or obligation to update the forward-looking statements contained in this news release.